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                                                                    EXHIBIT 10.5


                                 March 22, 2000




PennCorp Financial Group, Inc.
717 North Harwood Street
Dallas, Texas 75201
Attention: The Board of Directors

Gentleman:

                  In connection with a proposed recapitalization (the "Recapitalization") of PennCorp Financial Group, Inc. (the "Company") on the terms set forth in Exhibit A attached hereto (the "Terms Summary"), the Company will grant rights (the "Rights Offering") to purchase 1,960,000 shares of New Common (as defined in the Terms Summary) to all of the holders of Preferred Stock (as defined in the Terms Summary) (the "Offerees") for $12.50 per share and an aggregate purchase price of $24,500,000, in each case, payable in immediately available funds. Capitalized terms not otherwise defined in this letter shall have the meanings ascribed to them in the Terms Summary. At the closing of the Rights Offering, (i) Inverness / Phoenix Capital, LLC and its affiliates ("Inverness") hereby agree to purchase up to 1,680,000 shares of New Common not otherwise subscribed for by the Offerees (the "Inverness Standby Commitment") for a purchase price per share of $12.50 up to an aggregate purchase price of $21,000,000 and (ii) Vicuna Advisors, L.L.C., in its capacity as investment manager to certain Delaware entities ("Vicuna" and together with Inverness, the "Standby Underwriters") hereby agree to purchase up to 280,000 shares of New Common not otherwise subscribed for by the Offerees for a purchase price per unit of $12.50 up to an aggregate purchase price of $3,500,000 (the "Vicuna Standby Commitment"). In connection therewith, the Company agrees, at the closing of the Rights Offering, to pay the Standby Underwriters an underwriting commitment fee of $1,375,000 in cash. To the extent that shares of New Common are purchased by the Offerees pursuant to the exercise of Rights, the obligation of each Standby Underwriter to purchase New Common hereunder shall be reduced pro rata in accordance with its Standby Percentage. For purposes hereof, the "Standby Percentage" for Inverness is 85.7% and for Vicuna is 14.3%.

                  In connection with their obligations hereunder, Inverness has deposited $5,000,000, and has agreed to deposit an additional $16,000,000, into an escrow account, and Vicuna has agreed to deposit $3,500,000 into such escrow account, in each case pursuant to the terms of an Escrow Agreement, dated as of the date hereof, among the Company, Inverness, Vicuna, Bernard Rapoport and John Sharpe (the "Escrow Agreement"). The funds deposited by the Standby Underwriters pursuant to the Escrow Agreement will be credited toward the purchase price for the New Common to be acquired by them hereunder upon delivery of such funds to the Company.



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PennCorp Financial Group, Inc.
March 22, 2000
Page 2


                  The obligations of Inverness under the Inverness Standby Commitment and Vicuna under the Vicuna Standby Commitment are subject to the following conditions: (i) the New Senior Facility shall have been funded and the Reinsurance Transaction shall have been consummated; (ii) all conditions imposed by the Texas Department of Insurance with respect to the payment by SW Life and SLT of the Extraordinary Dividend shall have been satisfied; (iii) the approval of the Texas Department of Insurance shall have been received and the expiration or early termination of all applicable waiting periods under the Hart Scott Rodino Anti-Trust Improvements Act of 1976, as amended shall have occurred; (iv) the board of directors of PFG shall have approved the Recapitalization and shall not have terminated it in response to a superior proposal; (v) with respect to the Bankruptcy, an order confirming the plan of reorganization that incorporates the Recapitalization shall have been entered by the Bankruptcy Court and such order shall be unstayed and in full force and effect; and (vi) the closing of the Recapitalization occurring not later than December 31, 2000. Upon satisfaction of each of the conditions set forth above, each of the undersigned shall deliver a written notice to the Escrow Agent under the Escrow Agreement authorizing the release of the Escrow Funds (as defined therein) to the Company pursuant to the terms thereof.

                  In the event that the Company selects the Recapitalization as the Final Accepted Offer (as such term is defined in the Order of the United States Bankruptcy Court, District of Delaware, dated February 28, 2000, with respect to the Bankruptcy), provided that the Recapitalization is consummated, the Company agrees to indemnify and hold the undersigned, its affiliates, and the directors, officers, employees, managers and representatives of any of them, harmless from and against all claims, expenses (including, but not limited to, attorneys' fees), damages, and liabilities ("Claims") of any kind which may be incurred by, or asserted against, any such person in connection with, or arising out of, this letter, the Recapitalization, or any related investigation, litigation or proceeding (other than Claims arising out of the undersigneds' intentional misconduct or bad faith). Under no circumstances shall the undersigned or any of its affiliates be liable for any punitive, exemplary, consequential or indirect damages which may be alleged to result in connection with this letter or the Recapitalization. Any such indemnification under this letter shall be subject to the approval by the Bankruptcy Court of this provision with respect to indemnification and the Company agrees to use its reasonable efforts to obtain such approval as soon as practicable after its selection of the Recapitalization as the Final Accepted Offer; it being understood that such Bankruptcy Court approval shall not be a condition precedent to the Standby Underwriters' obligations hereunder. Any such indemnification claim shall be subordinate to general unsecured claims in the Bankruptcy.

                  The parties to this letter agreement hereby agree that each of Inverness and Vicuna may assign its respective rights and obligations under this letter agreement to its affiliates; provided however, in the event of such assignment neither Inverness nor Vicuna shall be relieved of its obligations hereunder. This letter shall terminate, and the Standby Underwriters shall have no further obligations hereunder, (i) if an order approving the sale of SW Life and SLT has been entered by the Bankruptcy Court, and such order has become final or (ii) in the event the Recapitalization has not been consummated on or prior to December 31, 2000.


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PennCorp Financial Group, Inc.
March 22, 2000
Page 3


                  This letter shall be governed by and construed under the laws of the State of New York, without regard to the conflict of law principles thereof except to the extent pre-empted by the United States Bankruptcy Code. Any judicial proceeding brought against any of the parties to this letter relating to a dispute arising out of this letter will be brought exclusively in the Bankruptcy Court and by its execution and delivery of this letter, each party hereto accepts the exclusive jurisdiction of the Bankruptcy Court.

                  This letter hereby amends and restates that certain standby underwriting commitment letter of the Standby Underwriters, dated March 15, 2000, in its entirety.



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                  If you are in agreement with the foregoing, please execute this letter in the space provided below.

                                        Very truly yours,


                                        Inverness/Phoenix Capital,  LLC

                                        By: /s/ JAMES C. COMIS
                                           ----------------------
                                        Its: Managing Director
                                            ---------------------

                                        Vicuna Advisors, LLC, as
                                        investment advisor


                                        By: /s/ JOSH WELCH
                                           ----------------------
                                        Its: Managing Member
                                            ---------------------


Agreed and Accepted:
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PENNCORP FINANCIAL GROUP, INC.

By: /s/ KEITH A. MAIB
   ----------------------
Its: President and Chief
     Executive Officer
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